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                                                                  EXHIBIT 99(b)

                                 FAMILY BANCORP
                                 REVOCABLE PROXY
                         SPECIAL MEETING OF SHAREHOLDERS
                              __________ ___, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Family Bancorp ("Family"), hereby appoints _____________________ and _____________________ as
Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of Family which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the ________________________, ___________,
Massachusetts, on ________ ___, 1996, at 9:00 a.m., Eastern Time, or any adjournment thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF FAMILY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 30, 1996, BY AND AMONG PEOPLES HERITAGE FINANCIAL GROUP, INC., PEOPLES HERITAGE MERGER CORP. AND FAMILY. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.
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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

I plan to attend
the meeting  / /

Proposal to adopt an Agreement and Plan of Merger, dated as of May 30, 1996, by and among Peoples Heritage Financial Group, Inc. ("PHFG"), Peoples Heritage Merger Corp. ("PHMC") and Family, which provides, among other things, for (i) the merger of Family with and into PHMC (the "Merger") and (ii) the conversion of each share of Common Stock of Family outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain shares held by PHFG) into the right to receive 1.26 shares of Common Stock of PHFG, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

FOR                        AGAINST                   ABSTAIN
/ /                          / /                      / /

         THE BOARD OF DIRECTORS OF FAMILY RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                  Dated: _______________________________, 1996

                                  Signature____________________________________

                                  Signature____________________________________
                                                        (print name)

                                   IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                   NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.